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                                                                   Exhibit 23(c)



CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement on Form S-3 of our report dated October 28, 1996 on our audits of the consolidated financial statements of Value City Department Stores, Inc., its partnership, and its wholly owned subsidiaries (the "Company") as of, and for the year ended, August 3, 1996 and for the year ended July 29, 1995, which report is included in the Company's Annual Report on Form 10-K for the year ended August 2, 1997. We also consent to the references to our firm under the caption "Experts."


                                                  /s/ PricewaterhouseCoopers LLP
                                                  PricewaterhouseCoopers LLP


Columbus, Ohio
October 26, 1998